UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1,2024, Aquestive Therapeutics, Inc. (the “Company”) announced the appointment of Abigail L. Jenkins to the Board of Directors of the Company (the “Board”), effective April 1, 2024.

Ms. Jenkins will serve as a Class II director with a term expiring on the Company’s Annual Meeting of Stockholders in 2026. In connection with the appointment of Ms. Jenkins, the Board has appointed Ms. Jenkins to serve on the Nominating and Corporate Governance Committee of the Board. The Company announced the appointment of Ms. Jenkins to the Board in its April 1, 2024 press release. A copy of the press release is being filed with this Form 8-K as Exhibit 99.1.

Ms. Jenkins was nominated by the Company's Nominating and Corporate Governance Committee (the “Committee”) after a thorough review of all of the candidates' backgrounds, relevant experience and professional and personal reputations. The Committee conducted a formal search for nominees, with the assistance of an independent global talent advisory firm, and considered recommendations from Board members and management of the Company.

The Board affirmatively determined that Ms. Jenkins will be an “independent director” under applicable rules of The Nasdaq Global Market.

Ms. Jenkins will participate in the Company's non-employee director compensation program. A complete description of the Company's non-employee director compensation program is set forth in the Company's proxy statement for the 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 28, 2023 ("Information About Nominees and Continuing Directors - Board of Directors and Committees of the Board of Directors - Director Compensation") and is incorporated herein by this reference.

Pursuant to the program, upon joining the Board, Ms. Jenkins will receive 57,000 stock options to purchase shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"), under the Company’s 2018 Equity Incentive Plan, as amended, with such stock options being effective as of the date of grant (the "Grant Date") and having an exercise price equal to the closing market price of the Company’s Common stock on The Nasdaq Global Market on the Grant Date, and vesting in annual equal one-third increments commencing on the first anniversary of the Grant Date and otherwise having the terms set forth in the stock option agreement between the Company and Ms. Jenkins evidencing such award.

The selection of Ms. Jenkins to serve as a member of the Board was not made pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Jenkins and the Company’s current directors and officers. In addition, there are no transactions, nor is there any currently proposed transaction, involving Ms. Jenkins that would require disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Jenkins to the Board, pursuant to unanimous approval of the Board, Aquestive’s Board of Directors has been increased from seven members to eight members, seven of whom are independent directors.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 1, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2024	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer